SCHEDULE 14A

(RULE 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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Filed by a party other than the Registrant  ☐

Check the appropriate box:

☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☒	Definitive Additional Materials
☐	Soliciting Material Pursuant to § 240.14a-12

Crescent Capital BDC, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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☒	No fee required.

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☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

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CRESCENT CAPITAL BDC, INC.

11100 Santa Monica Blvd.

Suite 2000

Los Angeles, California 90025

(310) 235-5900

IMPORTANT NOTICE AND URGENT ACTION REQUESTED

June 1, 2018

Dear Stockholder:

Recently, we sent you proxy materials regarding the 2018 Annual Meeting of Stockholders (the “Annual Meeting”) of Crescent Capital BDC, Inc. (the “Corporation”) that was originally scheduled for May 30, 2018. The Annual Meeting has been adjourned with respect to two or more proposals to Tuesday, June 19, 2018, at 10:00 a.m. Pacific Time at the offices of the Corporation at 11100 Santa Monica Blvd., Suite 2000, Los Angeles, California 90025 (the “Special Meeting”).

At the Special Meeting, you will be asked to: (1) approve an extension of the Commitment Period until the earlier of a Qualified IPO and June 30, 2020 (each term as defined in Proposal 3 in the previously furnished Proxy Statement); and (2) approve an extension of the deadline for a Qualified IPO (as defined in Proposal 4 in the previously furnished Proxy Statement) to June 30, 2022.

The enclosed Notice of Special Meeting of Stockholders and the Proxy Statement that was originally mailed to stockholders on or about April 30, 2018 include information relating to the extension of the Commitment Period and the extension of the deadline for a Qualified IPO.

If you have not voted, we urge you to vote as soon as possible to have your shares represented at the Special Meeting. Whether or not you plan to attend, I urge you to please complete, date, sign, and mail the enclosed proxy card to us to assure that your shares are represented at the Special Meeting.

On behalf of management and the Board of Directors, we thank you for your continued support of the Corporation.

Sincerely,

/s/ Jason Breaux
Jason Breaux
Chief Executive Officer

CRESCENT CAPITAL BDC, INC.

11100 Santa Monica Blvd.

Suite 2000

Los Angeles, California 90025

(310) 235-5900

NOTICE OF SPECIAL MEETING OF STOCKHOLDERS

TO BE HELD ON JUNE 19, 2018

Notice is hereby given to holders of shares of common stock of Crescent Capital BDC, Inc., a Delaware corporation (the “Corporation”), that a Special Meeting of Stockholders (the “Special Meeting”) will be held at the offices of the Corporation at 11100 Santa Monica Blvd., Suite 2000, Los Angeles, California 90025, on Tuesday, June 19, 2018, at 10:00 a.m. Pacific Time, for the following purposes:

1.	To approve an extension of the Commitment Period until the earlier of a Qualified IPO and June 30, 2020 (each term as defined in Proposal 3 in the previously furnished Proxy Statement);

2.	To approve an extension of the deadline for a Qualified IPO (as defined in Proposal 4 in the previously furnished Proxy Statement) to June 30, 2022; and

3.	To transact such other business as may properly come before the Special Meeting or at any adjournment thereof.

THE BOARD OF DIRECTORS, INCLUDING EACH OF THE INDEPENDENT DIRECTORS, UNANIMOUSLY RECOMMENDS A VOTE (1) FOR THE EXTENSION OF THE COMMITMENT PERIOD AND (2) FOR THE EXTENSION OF THE DEADLINE FOR A QUALIFIED IPO.

The close of business on April 27, 2018 has been fixed as the record date for the determination of stockholders entitled to notice of, and to vote at, the Special Meeting or at any adjournment or postponement thereof. Please call (310) 235-5900 for directions on how to attend the Special Meeting and vote in person.

By Order of the Board of Directors,

/s/ George P. Hawley
George P. Hawley
Secretary

June 1, 2018

Los Angeles, California

The proxy statement, a form of proxy card and the Corporation’s 2017 annual report to the stockholders (the “Annual Report”), which consists of the Corporation’s annual report on Form 10-K for the fiscal year ended December 31, 2017, are available online at www.crescentcap.com/crescent-capital-bdc. If you plan on attending the Special Meeting, whether or not you intend to vote your shares in person, you will need to bring photo identification and proof of ownership of shares as of the record date in order to be admitted to the Special Meeting.

The Board of Directors is requesting your vote. Your vote is important regardless of the number of shares that you own. Whether or not you expect to be present at the Special Meeting, we encourage you to complete and sign the enclosed proxy card and return it promptly in the enclosed envelope, which needs no postage if mailed in the U.S. You may revoke your proxy at any time before it is exercised.